                                                                     EXHIBIT 5.1

                                                                    June 6, 1997

Trenwick Group Inc.
Metro Center
One Station Place
Stamford, Connecticut 06902

     Re:  Trenwick Group Inc.
        Registration Statement on Form S-4
        Filed With the Securities and Exchange
        Commission on June 6, 1997

Ladies and Gentlemen:

     We have acted as special counsel to Trenwick Group Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company and Trenwick Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust") of (i) one hundred ten thousand (110,000) 8.82% Exchange Subordinated Capital Income Securities (Liquidation Amount $1,000 per Capital Security) of the Trust (the "Capital Securities"), (ii) $110,000,000 in aggregate principal amount of 8.82% Exchange Junior Subordinated Deferrable Interest Debentures due February 1, 2037 (the "Junior Subordinated Debentures") to be issued under the Indenture dated as of January 31, 1997 (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee, and (iii) the Exchange Capital Securities Guarantee Agreement to be entered into between the Company as guarantor, and The Chase Manhattan Bank, as trustee (the "Capital Securities Guarantee," together, with the Capital Securities and the Junior Subordinated Debentures, the "Securities"), under the Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement").

     We are familiar with the proceedings of the Company relating to the authorization of the Securities and the Indenture filed as an Exhibit to the Registration Statement. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth.

     Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          (i) The execution and delivery of the Capital Securities Guarantee have been duly authorized by all necessary corporate action of the Company and, when the Capital Securities Guarantee is authorized, executed and delivered by all other parties thereto in accordance with the terms thereof, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

          (ii) The execution and delivery of the Junior Subordinated Debentures have been duly authorized by all necessary corporate action of the Company, and the Junior Subordinated Debentures, when executed, authenticated and delivered in accordance with the Indenture, will be entitled to the benefits of the Indenture, and will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

     We express no opinion as to any laws other than the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to our firm as set forth under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                          Very truly yours,

                                                 /s/ BAKER & MCKENZIE